UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 18, 2014

Burlington Stores, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-36107 (Commission File Number)	80-0895227 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant's telephone number, including area code)
Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Burlington Stores, Inc. (the "Company") held its annual meeting of stockholders (the "Annual Meeting") on July 18, 2014. A total of 70,206,732 shares of the Company's common stock, representing approximately 94.8% of the shares outstanding and eligible to vote and constituting a quorum, were voted at the Annual Meeting. The Company's stockholders voted on the following proposals at the Annual Meeting:

  the election of two directors of the Company to serve for a term of three years;
  the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered certified public accounting firm for the fiscal year ending January 31, 2015;
  an advisory vote regarding the compensation of the Company's named executive officers; and
  an advisory vote on whether the advisory vote on the compensation of the Company's named executive officers should be held every one, two or three years.

The proposals are described in more detail in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 6, 2014. The final voting results with respect to each proposal are set forth below.

1.	Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Joshua Bekenstein	57,243,607	11,866,900	1,096,225
Jordan Hitch	57,637,035	11,473,472	1,096,225
2.	Ratification of Appointment of Independent Registered Certified Public Accounting Firm

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
70,176,207	30,497	28	0
3.	Advisory Vote on Compensation of Named Executive Officers
Votes For	Votes Against	Votes Abstain	Broker Non-Votes
68,962,635	133,885	14,032	1,096,180

4. Advisory Vote on Frequency of Advisory Vote on Compensation of Named Executive Officers

Every One Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
67,112,082	2,566	1,940,124	55,735	1,096,225

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

  Date: July 24, 2014